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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2018

MUSIC OF YOUR LIFE, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

3225 McLeod Drive, Suite 100 Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1. 01 Entry into a Material Definitive Agreement.

On August 16, 2018 (the “Closing Date”), Music of Your Life, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, and The Marquie Group, Inc., a Utah corporation ("TMG"), pursuant to which the Company merged with TMG. The Company is the surviving corporation. Each shareholder of TMG will receive one (1) share of common stock of the Company for every one (1) share of TMG common stock held as of August 16, 2018. In accordance with the terms of the merger agreement, all of the shares of TMG held by TMG shareholders were cancelled, and 40,000,002 shares of common stock of the Company will be issued to the TMG shareholders. Following the Merger, the Company has 40,777,471 shares of common stock issued and outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the Merger Agreement, the Company merged with TMG. The Company is the surviving corporation. Each shareholder of TMG received one (1) share of common stock of the Company for every one (1) share of TMG held as of August 16, 2018. In accordance with the terms of the merger agreement, all of the shares of TMG held by TMG shareholders were cancelled, and 40,000,002 shares of common stock of the Company will be issued to the TMG shareholders. Following the Merger, the Company has 40,777,471 shares of common stock issued and outstanding.

Item 3.02 Unregistered Sales of Equity Securities.

As previously described in Item 1.01, On the Closing Date, the Company entered into a Merger Agreement by and among the Company, and TMG, pursuant to which the Company merged with TMG. The Company is the surviving corporation. Each shareholder of TMG will receive one (1) share of common stock of the Company for every one (1) share of TMG common stock held as of August 16, 2018. In accordance with the terms of the merger agreement, all of the shares of TMG held by TMG shareholders were cancelled, and 40,000,002 shares of common stock of the Company will be issued to the TMG shareholders. Following the Merger, the Company has 40,777,471 shares of common stock issued and outstanding.

With respect to the transaction noted above, no solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Merger Agreement by and between Music of Your Life, Inc., and The Marquie Group, Inc. dated August 16, 2018.

SIGNATURES

Pursuant to the requirement 05-18-2018s of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Music of Your Life, Inc.

Date: September 6, 2018	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer